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                                                    REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                      ------------------------------------

                    POTASH CORPORATION OF SASKATCHEWAN INC.

           (Exact name of the registrant as specified in its charter)
                      ------------------------------------

                 SASKATCHEWAN                                             1474
(State or other jurisdiction of incorporation         (Primary standard industrial classification
               or organization)                                       code number)

                                      N/A
                      (I.R.S. employer identification no.)
                      ------------------------------------

                             122 - 1ST AVENUE SOUTH
                    SASKATOON, SASKATCHEWAN, CANADA S7K 7G3
                                  306-933-8500
 (Address and telephone number of the registrant's principal executive offices)
                      ------------------------------------

                STOCK OPTION PLAN -- OFFICERS AND KEY EMPLOYEES
                                      AND
                         STOCK OPTION PLAN -- DIRECTORS
                           (Full titles of the plans)
                      ------------------------------------

                              CHARLES E. CHILDERS
                    POTASH CORPORATION OF SASKATCHEWAN INC.
                             122 - 1ST AVENUE SOUTH
                    SASKATOON, SASKATCHEWAN, CANADA S7K 7G3
                                  306-933-8500
           (Name, address and telephone number of agent for service)
                      ------------------------------------

      The Commission is requested to send copies of all communications to:
                                JAMES B. HALPERN
                     ARENT FOX KINTNER PLOTKIN & KAHN, PLLC
                         1050 CONNECTICUT AVENUE, N.W.
                          WASHINGTON, D.C. 20036-5339
                      ------------------------------------
                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                 PROPOSED            PROPOSED
                                              AMOUNT              MAXIMUM             MAXIMUM            AMOUNT OF
TITLE OF EACH CLASS OF                         TO BE          OFFERING PRICE    AGGREGATE OFFERING     REGISTRATION
SECURITIES TO BE REGISTERED                 REGISTERED          PER UNIT(1)          PRICE(1)               FEE
-----------------------------------------------------------------------------------------------------------------------
Common Shares, no par value...........   1,000,000 shares        $86.8125           $86,812,500         $25,609.69
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

(1) Estimated solely for the purpose of determining the registration fee, based upon the average of the high and low prices reported on the New York Stock Exchange Composite Tape on May 15, 1998, pursuant to Rule 457(c) under the Securities Act of 1933. Each of the registrant's Common Shares being registered hereby initially includes one Right of the registrant. Prior to the occurrence of certain events, such Rights will not be exercisable or evidenced separately from the registrant's Common Shares. No separate consideration will be received for the Rights.
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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.
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

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed by the registrant with the Commission, are incorporated by reference in this Prospectus:

          1. Annual Report on Form 10-K of Potash Corporation of Saskatchewan Inc. ("PCS") for the year ended December 31, 1997.

          2. Description of PCS's Common Shares and Rights contained in PCS's Registration Statement on Form S-4 filed with the Commission on December 13, 1996 (Registration No. 333-17841) and PCS's Proxy Circular dated March 26, 1998.

     All documents filed by PCS pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, subsequent to the date of filing of this Registration Statement and prior to the termination of the subject offering, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 119 of The Business Corporations Act (Saskatchewan) authorizes corporations to indemnify past and present directors and officers for liabilities incurred in connection with their services as such (including expenses and settlement payments) if the director or officer acted honestly and in good faith with a view to the best interests of the corporation and, in the case of a criminal or administrative proceeding, if the director or officer had reasonable grounds for believing his or her conduct was lawful. In the case of a suit by or on behalf of the corporation, a court must approve the indemnification.

     Section 10.04 of the registrant's Bylaws provides that the registrant shall indemnify directors and officers to the extent permitted by law.

     The registrant has entered into agreements with its directors and officers (each an "Indemnitee") to indemnify the Indemnitee, to the extent permitted by law and subject to certain limitations, against all costs reasonably incurred by an Indemnitee in an action or proceeding to which the Indemnitee was made a party by reason of the Indemnitee being an officer and/or director of (i) the registrant or (ii) if at the request of the registrant, of an organization of which the registrant is a shareholder or creditor.

     The registrant maintains insurance policies relating to certain liabilities that its directors and officers may incur in such capacity.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

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

ITEM 8.  EXHIBITS.

     See Exhibit Index.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to
     Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and that offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saskatoon, Province of Saskatchewan, Canada, on this 21st day of May, 1998.

                                      POTASH CORPORATION OF SASKATCHEWAN INC.

                                      By       /s/ CHARLES E. CHILDERS
                                        ----------------------------------------
                                                  Charles E. Childers
                                                Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Charles
E. Childers and Barry E. Humphreys his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.

                  SIGNATURE                                     TITLE                        DATE
                  ---------                                     -----                        ----
           /s/ CHARLES E. CHILDERS              Chairman of the Board, President and     May 21, 1998
---------------------------------------------   Chief Executive Officer
             Charles E. Childers

           /s/ BARRY E. HUMPHREYS               Senior Vice President, Finance and       May 21, 1998
---------------------------------------------   Treasurer (Principal Financial and
             Barry E. Humphreys                 Accounting Officer)

           /s/ ISABEL B. ANDERSON               Director                                 May 21, 1998
---------------------------------------------
             Isabel B. Anderson

            /s/ DOUGLAS J. BOURNE               Director                                 May 21, 1998
---------------------------------------------
              Douglas J. Bourne

              /s/ DENIS J. COTE                 Director                                 May 21, 1998
---------------------------------------------
                Denis J. Cote

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
                  SIGNATURE                                     TITLE                        DATE
                  ---------                                     -----                        ----
            /s/ WILLIAM J. DOYLE                Director                                 May 21, 1998
---------------------------------------------
              William J. Doyle

            /s/ WILLARD Z. ESTEY                Director                                 May 21, 1998
---------------------------------------------
              Willard Z. Estey

             /s/ DALLAS J. HOWE                 Director                                 May 21, 1998
---------------------------------------------
               Dallas J. Howe

            /s/ JAMES F. LARDNER                Director                                 May 21, 1998
---------------------------------------------
              James F. Lardner

           /s/ DONALD E. PHILLIPS               Director                                 May 21, 1998
---------------------------------------------
             Donald E. Phillips

           /s/ PAUL J. SCHOENHALS               Director                                 May 21, 1998
---------------------------------------------
             Paul J. Schoenhals

             /s/ DARYL K. SEAMAN                Director                                 May 21, 1998
---------------------------------------------
               Daryl K. Seaman

           /s/ E. ROBERT STROMBERG              Director                                 May 21, 1998
---------------------------------------------
             E. Robert Stromberg

              /s/ JACK G. VICQ                  Director                                 May 21, 1998
---------------------------------------------
                Jack G. Vicq

            /s/ BARRIE A. WIGMORE               Director                                 May 21, 1998
---------------------------------------------
              Barrie A. Wigmore

              /s/ PAUL S. WISE                  Director                                 May 21, 1998
---------------------------------------------
                Paul S. Wise

PCS PHOSPHATE COMPANY, INC.                     Authorized Representative                May 21, 1998
                                                in the United States

          By: /s/ THOMAS J. WRIGHT
---------------------------------------------
              Thomas J. Wright
                    President

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

                                 EXHIBIT INDEX

    EXHIBIT NUMBER                     DESCRIPTION OF DOCUMENT
    --------------                     -----------------------
           4(a)      The registrant's Stock Option Plan -- Officers and Key
                     Employees, incorporated by reference to Schedule D to the
                     registrant's proxy circular for the annual and special
                     meeting of shareholders held on May 7, 1998.
           4(b)      The registrant's Stock Option Plan -- Directors,
                     incorporated by reference to Exhibit 4(b) to Post-Effective
                     Amendment No. 1 to the registrant's Registration Statement on Form S-8 (Registration No. 333-19215).
           4(c)      Shareholders Rights Agreement, incorporated by reference to
                     Schedule B to the registrant's proxy circular for the annual and special meeting of shareholders held on May 7, 1998.
           5         Opinion of Robertson Stromberg.
          23(a)      Consent of Robertson Stromberg, included in Exhibit 5.
          23(b)      Consent of Deloitte & Touche.
          24         Power of Attorney, included on signature pages.
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